Exhibit 10.15

PROMISSORY NOTE

$3,750,000.00	March 28, 2014

FOR VALUE RECEIVED, the Borrower, MULTIBAND SPECIAL PURPOSE, LLC, a Minnesota limited liability company (“Borrower”), agrees and promises to pay to the order of COMMERCE BANK, a Minnesota banking corporation, its endorsees, successors and assigns (“Lender”), at its principal office at 7650 Edinborough Way, Suite 150, Edina, Minnesota 55425 or such other place as the Lender may from time to time designate, the principal sum of Three Million Seven Hundred Fifty Thousand and no/100 Dollars ($3,750,000.00) or so much as may from time to time be disbursed hereon, together with interest on the Principal Balance (as later defined) at the rate or rates of interest hereinafter set forth. This Note shall be payable in the following manner and on all the following terms and at the following times:

1.	Definitions. For purposes of this Note the following terms shall have the following meanings:
(a)	“Assignment” shall mean Assignment of Rents and Leases dated of even date executed and delivered by the Borrower to the order of the Lender.
(b)	“Business Day” shall mean any day that national banks are open for business in Minneapolis, Minnesota.
(c)

“Interest” shall mean all Interest accrued against the Principal Balance of this Note in accordance with the terms hereof or under any other Loan Document including but not limited to Interest accruing pursuant to Section 2 and, as applicable, Section 3 hereof.

(d)

“Loan Documents” shall mean those documents executed by Borrower (or other related party) and delivered to Lender evidencing and securing the Loan evidenced by this Note including but not limited to this Note, Mortgage, and Assignment, as any of the same may be amended, amended and restated or otherwise modified.

(e)	“Loan Year” shall mean a 12 month period starting from the date of this Note and each anniversary date thereafter. For example, Loan Year 2 shall be the period from March 28, 2015, to March 28, 2016.
(f)	“Maturity Date” shall mean the Stated Maturity Date, or such earlier date as this Note may be declared due and payable by Lender in accordance with its terms.
(g)

“Mortgage” shall mean the Mortgage and Security Agreement and Fixture Financing Statement of even date herewith executed and delivered by the Borrower granting a first-priority lien in the Premises to the Lender.

(h)	“Premises” shall mean certain parcel(s) of land and improvements situate in Hennepin County, Minnesota, all as more fully described in the Mortgage referred to in this Note.
(i)	“Principal” shall mean the from time to time sums of money disbursed by Lender pursuant to this Note.
(j)	“Principal Balance” shall mean the Principal from time to time outstanding and unpaid on this Note.
(k)	“Stated Maturity Date” means March 28, 2019.
2.

Interest Rate. The Principal Balance of this Note outstanding at the close of each day shall bear Interest at the rate of five and seventy-five hundredths percent (5.75%) per annum (“Term Rate”). All Interest payable hereunder shall be computed on the basis of a three hundred sixty (360) day year containing twelve (12) thirty (30) day months, provided that partial month Interest shall be computed on the basis of the actual number of days Principal is outstanding.

3.

Default Rate. Upon the occurrence of a Default (as defined below), the Interest rate shall thereafter increase and shall be payable on the Principal Balance at a per annum rate of Interest equal to the lesser of (i) the maximum lawful rate of Interest permitted to be paid on this Note or (ii) three percent (3.0%) plus the Term Rate (“Default Rate”) whether or not Lender has exercised its option to accelerate the maturity of this Note and declare the entire Principal Balance due and payable. The Default Rate shall continue until the first of the following occurs: (a) such Default is cured, (b) payment in full of all indebtedness evidenced by this Note, or (c) completion of all foreclosure proceedings and redemption periods. In the event that the Borrower does not make the Final Payment (as defined below) within ten (10) days after the Maturity Date, the Interest rate shall thereafter increase and shall be payable on the Principal Balance at a per annum rate of Interest equal to the lesser of (i) the maximum lawful rate of Interest permitted to be paid on this Note or (ii) twelve percent (12%).

4.

Late Charge. In the event that any payment required hereunder is not paid within ten (10) days after it becomes due, Borrower agrees to pay a late charge of five percent (5.0%) of the unpaid payment to defray the costs of Lender incident to collecting such late payment (“Late Charge”). This Late Charge shall apply individually to all payments past due and there will be no daily pro rata adjustment. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other rights Lender may have including the right to declare the entire indebtedness evidenced by this Note immediately due and payable.

5.	Monthly Payments. Principal and Interest upon this Note shall be paid as follows:
(a)

On May 1, 2014, and on the first (1st) day of each month thereafter, up to and including March 1, 2019, Principal and Interest shall be due and payable, in arrears, in equal monthly installments of Thirty-One Thousand Three Hundred and 97/100 Dollars ($31,300.97) (the “Monthly Payment”).

(b)

On the Maturity Date, the entire Principal Balance plus accrued Interest, Late Charges and all other charges and sums outstanding under this Note shall be due and payable in full (the “Final Payment”).

6.

Application of Payments. Any payments received by Lender shall be applied (i) to any Costs of Collection, (ii) to Late Charges, (iii) to accrued Interest, (iv) to the Principal Balance and (v) if any advance has been made by Lender under the terms of any instruments securing this Note to repay such advances plus Interest thereon, all in such order and priority as Lender shall determine. If any payment of Principal, Interest, Late Charge or other sum to be made hereunder becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and Interest thereon shall be payable at the applicable Interest rate during such extension. Upon a Default (as defined below) any monies received shall, at the option and direction of Lender, be applied to any sums due under this Note or any instrument securing this Note in such order and priority as Lender shall determine.

7.	Prepayment. The indebtedness evidenced by this Note may be prepaid in accordance with the provisions of this Section 7 and not otherwise.
(a)

During each Loan Year, Borrower may prepay up to twenty percent (20%) of the then outstanding Principal Balance (“Partial Prepayment”) without any applicable prepayment premium applied to the Partial Prepayment.

(b)

Borrower may prepay this Note by an amount in excess of the then applicable maximum permitted Partial Payment during Loan Years 1 through 3 and shall incur a prepayment premium applied to the total prepayment amount as follows, which prepayment premium shall be due with such prepayment:

i)	two percent (2%) if such repayment occurs in Loan Years 1 and 2; and
ii)	one percent (1%) if such repayment occurs in Loan Year 3.
(c)	Borrower may prepay any portion of the outstanding Principal Balance of this Note during Loan Years 4 and 5, without any applicable prepayment premium applied to such prepayment amount.
(d)

At the option of Lender this Note is subject to mandatory prepayment, in whole or part as the case may be, upon certain events of damage, destruction or condemnation of the Premises mortgaged as security for this Note all as more fully set forth in the Mortgage hereinafter referred to.

(e)

Notwithstanding the prepayment premium referenced above, in the event that Borrower sells the Premises to an independent third party at or near fair market value, as approved by Lender in its sole and absolute discretion, the prepayment premium referenced above shall be reduced by Lender in its sole and absolute discretion.

(f)

Any prepayment (other than prepayments made pursuant to Subsection 8((d)) above) shall be made only upon sixty (60) days’ advance written notice to Lender, and to the extent such prepayment does not prepay this Note in full, such prepayment shall not suspend required monthly installment payments of Principal and Interest, and such prepayment shall be applied to required monthly installment payments of Principal in the inverse order of their scheduled due dates.

8.

Prepayment Upon Default. Upon the occurrence of a Default (as defined below) under this Note and following acceleration of maturity hereof as detailed in Subsection 10, a tender of payment of or entry of judgment for the amount necessary to satisfy the entire unpaid Principal Balance declared due and payable shall be deemed to constitute an attempted evasion of the aforesaid restrictions on the right of prepayment and shall be deemed a prepayment hereunder, and such payment or judgment must, therefore, include any prepayment premium as described in Subsections 7(b) above in connection with any prepayment. Lender shall have the right to include and bid in such prepayment premium as an amount due to Lender in connection with any foreclosure sale.

9.

Security. This Note is the Note referred to in and secured by (i) the Mortgage, (ii) the Assignment, and (iii) the other Loan Documents each of even date herewith, given by Borrower to Lender, each encumbering the Premises, granting a security interest in personal property thereon or related thereto, and assigning the rents, leases, income and profits therefrom.

10.

Default. If (i) default be made in any payment when due in accordance with the terms and conditions of this Note, or (ii) an Event of Default (as defined therein) occurs under the Mortgage, or (iii) an Event of Default (as defined therein) occurs under the Assignment or any other of the Loan Documents, all of the above being herein singularly and collectively referred to as a “Default”, the entire Principal Balance together with accrued Interest thereon, Late Charges, and prepayment premium, if any, shall become, without notice, immediately due and payable at the option of Lender.

11.

Time of Essence. Time is of the essence. No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

12.

Costs of Collection. Borrower agrees to pay to Lender, immediately upon written notice from Lender, all actual costs, expenses, disbursements, escrow fees, title charges, appraisal fees, costs of environmental studies and legal fees and expenses incurred by Lender and its counsel in connection with: (a) the collection, attempted collection, or negotiation and documentation of any settlement or workout of any payment due hereunder, and (b) any suit or proceeding whatsoever in regard to this Note or any other Loan Document or the protection or enforcement of the lien of any instrument securing this Note, including, without limitation, in connection with any litigation, mediation, arbitration, bankruptcy or administrative proceeding, and including any appellate proceeding or judicial or non-judicial foreclosure proceeding in connection therewith. It is the intent of the parties that Borrower pay all expenses and attorneys’ fees incurred by Lender as a result of Lender’s entering into the loan transaction evidenced by this Note. All amounts required to be paid in accordance with this Section 12 shall be referred to herein as “Costs of Collection.”

13.

Waivers. Presentment for payment, protest and notice of non-payment are waived. Consent is given to any extension or alteration of the time or terms of payment hereof, any renewal, any release of any part or all of the security given for the payment hereof, any acceptance of additional security of any kind, and any release of, or resort to any party liable for payment hereof. To the extent permitted by law all rights and benefits of any statute of limitations, and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead laws are waived.

14.

Borrower Not Released. No delay or omission of Lender to exercise any of its rights and remedies under this Note or any other Loan Document at any time following the happening of a Default shall constitute a waiver of the right of Lender to exercise such rights and remedies at a later time by reason of such Default or by reason of any subsequently occurring Default. The acceptance by Lender of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of Lender’s right to either require prompt payment when due of all other sums payable hereunder or to declare a default for failure to make prompt payment

15.

Savings Clause. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of Interest than permitted under state law) and that this section shall control every other covenant and agreement in this Note and any other Loan Documents. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under any other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the indebtedness evidenced by this Note (“Indebtedness”), or if Lender’s exercise of the option to accelerate the maturity of this Note, or if any prepayment by Borrower results in Borrower having paid any Interest in excess of that permitted by applicable law, then it is Borrower’s and Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited on the Principal Balance of this Note and all other Indebtedness (or, if this Note and all other Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Indebtedness shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Indebtedness until payment in full so that the rate or amount of Interest on account of the Indebtedness does not exceed the maximum lawful rate from time to time in effect and applicable to the Indebtedness for so long as the Indebtedness is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any Interest that has not accrued at the time of such acceleration or to collect unearned Interest at the time of such acceleration.

16.

Due on Sale or Mortgaging, Etc. The Mortgage provides for certain rights on the part of Lender to call all outstanding Principal and accrued Interest on this Note due and payable in full together with the prepayment premium then in effect under the terms of this Note in the event that (a) Borrower should sell, convey, contract to sell or convey, assign or encumber any property, real or personal, encumbered by the Mortgage, or (b) any ownership interests in Borrower should be sold, conveyed, assigned or encumbered without, in each instance, the prior written consent of Lender. Reference to the Mortgage must be made for the terms of these provisions. Such provisions are incorporated herein by this reference.

17.

Severability. The parties hereto intend and believe that each provision of this Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or any portion of any provision contained in this Note is held by a court of law to be invalid, illegal, unlawful, void or unenforceable as written in any respect, then it is the intent of all parties hereto that such portion or provision shall be given force to the fullest possible extent that it is legal, valid and enforceable, that the remainder of this Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion or provision was not contained therein, and the rights, obligations and interests of Borrower and Lender under the remainder of this Note shall continue in full force and effect.

18.	Successors and Assigns. The provisions of this Note shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of any Lender and its successors and assigns.
19.

Remedies Cumulative. The remedies of Lender as provided in this Note or any other Loan Document and the warranties contained herein or therein shall be cumulative and concurrent, may be pursued singly, successively or together at the sole discretion of Lender, may be exercised as often as occasion for their exercise shall occur and in no event shall the failure to exercise any such right or remedy be construed as a waiver or release of such right or remedy. No remedy under this Note or under any other Loan Document conferred upon or reserved to Lender is intended to be exclusive of any other remedy provided in this Note or in any other Loan Document or provided by law, but each shall be cumulative and shall be in addition to every other remedy given under this Note or any other Loan Document or now or hereafter existing at law or in equity or by statute.

20.	No Oral Modification. This Note may not be modified or discharged orally, but only by an agreement in writing signed by Lender and Borrower.
21.

Transfer of Note. Lender may, at any time, sell, transfer or assign this Note and the other Loan Documents and any or all servicing rights with respect to this Note, or grant participations in this Note or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in this Note. Lender may forward to any prospective purchaser or any rating agency all documents and information Lender now has or may acquire, as Lender determines necessary or desirable, including, without limitation, financial information regarding Borrower.

22.

Consent To Jurisdiction. Borrower submits and consents to personal jurisdiction of the Courts of the State of Minnesota and Courts of the United States of America sitting in such State for the enforcement of this instrument and waive any and all personal rights under the laws of any state or the United States of America to object to jurisdiction in the State of Minnesota. Litigation may be commenced in any state court of general jurisdiction for the State of Minnesota or the United States District Court located in that state, at the election of Lender. Nothing contained herein shall prevent Lender from bringing any action against any other party or exercising any rights against any security given to Lender, or against the Undersigned personally, or against any property of the Undersigned, within any other state. Commencement of any such action or proceeding in any other state shall not constitute a waiver of consent to jurisdiction or of the submission made by Borrower to personal jurisdiction within the State of Minnesota.

23.

Governing Law. Regardless of where this Note is signed and delivered, Borrower and Lender have contracted for the law of Minnesota to govern this Note and Borrower agrees that this Note is made pursuant to and shall be construed and governed by the laws of the state of Minnesota without regard to the principles of conflicts of law.

24.

Notices. Any notices and other communications permitted or required by the provisions of this Note (except for telephonic notices expressly permitted) shall be in writing and shall be deemed to have been properly given or served by depositing the same with the United States Postal Service, or any official successor thereto, designated as Certified Mail, Return Receipt Requested, bearing adequate postage, or deposited with reputable private courier or overnight delivery service, and addressed as hereinafter provided. Each such notice shall be effective upon being deposited as aforesaid. The time period within which a response to any such notice must be given, however, shall commence to run from the date of receipt of the notice by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice sent. By giving to the other party hereto at least ten (10) days’ notice thereof, either party hereto shall have the right from time to time to change its address and shall have the right to specify as its address any other address within the United States of America.

Each notice to Lender shall be addressed as follows:

Commerce Bank

7650 Edinborough Way, Suite 150

Edina, Minnesota 55425

Attn: Allan Hilgers

With a copy to:

Oppenheimer Wolff & Donnelly LLP

222 South Ninth Street

Suite 2000

Minneapolis, Minnesota 55402

Attn: Steven W. Meyer

Each notice to Borrower shall be addressed as follows:

Multiband Special Purpose, LLC

5605 Green Circle Drive

Minnetonka, Minnesota 55343

Attn: Jim Mandel

25.

Waiver. BORROWER HEREBY VOLUNTARILY, KNOWINGLY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS NOTE OR CONCERNING THE INDEBTEDNESS EVIDENCED HEREBY AND/OR ANY COLLATERAL SECURING SUCH INDEBTEDNESS, REGARDLESS OF WHETHER SUCH ACTION OR PROCEEDING CONCERNS ANY CONTRACTUAL OR TORTIOUS OR OTHER CLAIM. BORROWER ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO LENDER IN EXTENDING CREDIT TO BORROWER, THAT LENDER WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT BORROWER HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

[Signature page(s) to follow]

Executed as of the date first above written.

MULTIBAND SPECIAL PURPOSE, LLC, a Minnesota limited liability company
By:	/s/ Steve Bell
Name:	Steven Bell
Its:	Financial Manager

[Signature Page to Promissory Note]